Exhibit 23.3



                         CONSENT OF RSM SALUSTRO REYDEL
                                       AS
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the France Telecom U.S. Employee Shareholding - November 2004 Plan of our report dated March 4, 2003 with respect to the 2001 and 2002 consolidated financial statements of France Telecom S.A., included in its Annual Report (Form 20-F) for the year ended December 31, 2003, filed on April 16, 2004 with the Securities and Exchange Commission.


RSM Salustro Reydel




Represented by Jean-Michel Charpentier

Paris, France
November 22, 2004